EXHIBIT 32

CERTIFICATION OF THE PRESIDENT AND
THE CHIEF FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the Quarterly Report of SensiVida Medical Technologies, Inc., (the “Company”) on Form 10-Q for the quarter ended May 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jose Mir, and I, Frank D. Benick, certify, that, to my knowledge:

(1)	The Report fully complies with the requirements of Section 13 (a) of 15 (d) of the Securities Exchange Act of 1934 (15 U.S.C. §78o(d)); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jose Mir
July 20, 2011
Jose Mir
President

/s/ Frank D. Benick
July 20, 2011
Frank D. Benick
Chief Financial Officer

The foregoing certification is being furnished in accordance with Securities and Exchange Commission Release Nos. 34-47551 and 34-47986 and shall not be considered “filed” as part of this 10-Q.

This certification is made solely for purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.